UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	September 29, 2006
(Date of earliest event reported)

Main Street Trust, Inc.

(Exact name of Registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-30031	37-1338484
(Commission File Number)	(I.R.S. Employer Identification Number)

100 W. University Ave., Champaign, Illinois	61820-4028
(Address of principal executive offices)	(Zip Code)

(217) 351-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

        ☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously announced on September 21, 2006, Main Street Trust, Inc., an Illinois corporation (“Main Street”), entered into a merger of equals transaction (the “Merger”) with First Busey Corporation, a Nevada corporation (“First Busey”), pursuant to an Agreement and Plan of Merger between Main Street and First Busey, dated as of September 20, 2006 (the “Merger Agreement”).  Following the consummation of the Merger, Busey Bank, a wholly-owned subsidiary of First Busey and Main Street Bank & Trust, a wholly-owned subsidiary of Main Street, will be merged.

On September 29, 2006, Main Street sent a letter to its customers discussing the proposed combination (the “Customer Letter”).  A copy of the Customer Letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information About This Transaction

The Merger will be submitted to Main Street’s and First Busey’s shareholders for their consideration. First Busey will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s shareholders, and each of Main Street and First Busey may file other relevant documents concerning the Merger with the SEC.  Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the Merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Main Street and First Busey, at the SEC’s website (http:XXXwww.sec.gov). You will also be able to obtain these documents, free of charge, by accessing First Busey’s website (http:XXXwww.busey.com), or by accessing Main Street’s website (http:XXXwww.mainstreettrust.com).  Copies can also be obtained, free of charge, by directing a request to Main Street Trust, Inc., attn: David B. White, 100 West University Avenue, Champaign, IL  61820, telephone number: (217) 351-6500; or to First Busey Corporation, attn:  Barbara J. Harrington, 201 West Main Street, Urbana, IL  61801, telephone number:  (217) 365-4513.

Main Street and First Busey and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Main Street and/or First Busey in connection with the Merger. Information about the directors and executive officers of Main Street is set forth in the proxy statement for Main Street’s 2006 annual meeting of shareholders, as filed with the SEC on April 12, 2006.  Information about the directors and executive officers of First Busey is set forth in the proxy statement for First Busey’s 2006 annual meeting of stockholders, as filed with the SEC on March 15, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available. You may obtain free copies of these documents as described above.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The information in this report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These may include statements as to the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Main Street and First Busey intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of each of Main Street and First Busey, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of each of Main Street and First Busey and their respective subsidiaries include, but are not limited to: the risk that the businesses of Main Street and/or First Busey in connection with the merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the merger on the expected timeframe; changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

                                                                                                99.1         Customer Letter dated September 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIN STREET TRUST, INC.

Dated: September 29, 2006	By:	/s/ David B. White
David B. White
Chief Financial Officer